EXHIBIT 10.3

April 14, 2005

The Rowe Companies and

its subsidiaries

1650 Tysons Boulevard, Suite 710

McLean, Virginia 22102

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement dated May 15, 2002 (as at any time amended, the “Loan Agreement”), among The Rowe Companies, a Nevada corporation, Rowe Diversified, Inc., a Delaware corporation, Rowe Furniture Wood Products, Inc., a California corporation, Rowe Properties, Inc., a California corporation, Storehouse, Inc., a Georgia corporation (“Storehouse”), and Rowe Furniture, Inc., a Virginia corporation (hereinafter referred to collectively as “Borrowers” and individually as a “Borrower”), the various financial institutions (collectively, “Lenders”) named in the Loan Agreement, and Fleet Capital Corporation, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

Borrowers have advised Agent and Lenders of Borrowers’ intention to (i) revise their method of accounting for certain leases of retail store locations for Storehouse to account for the Capital Lease Revision (as defined below) and (ii) restate prior period financial statements to reflect the Capital Lease Revision. Borrowers have informed Agent and Lenders that there will be no cash effect either historically or for future cash flows and no Material Adverse Effect as a result of the Capital Lease Revision. For purposes hereof, the “Capital Lease Revision” shall mean the acceleration of the recognition of rent expense by including periods in which Storehouse has control of leased property for a retail store location before the store is open in the calculation of straight-line rent expense over the term of the lease and the recognition of construction allowances contributed by landlords as additional fixed assets and recording as corresponding liabilities deferred rent credits in order to be consistent with the interpretation by the Office of the Chief Accountant of the Securities and Exchange Commission (the “SEC”) of the Statement of Financial Accounting Standards 13 “Accounting for Leases,” Financial Accounting Standards Board Technical Bulletin 88-1 “Issues Related to Accounting for Leases,” and Financial Accounting Standards Board Technical Bulletin 85-3 “Accounting for Leases with Scheduled Rent Increases,” as set forth in the SEC’s letter to the American Institute of Certified Public Accountants, dated February 7, 2005.

Borrowers have requested that Agent and Lenders (i) consent to Borrowers’ revision of their method of accounting for certain leases of retail store locations for Storehouse and all historical financial statements and the financial statements for the Fiscal Quarter ending on or about February 27, 2005, solely to account for the Capital Lease Revision, and (ii) amend the Loan Agreement to allow for an increase in the amount of permitted Capital Expenditures for each of the 2002, 2003 and 2005 Fiscal Years and the Fiscal Quarter ending on or about February 27, 2005, and to allow for a decrease in the Fixed Charge Coverage Ratio for the 12 Reporting Periods ending on November 28, 2004, each occurring solely as a result of the Capital Lease Revision. Agent and Lenders have agreed to do so subject to the terms and conditions set forth herein.

Agent and Lenders hereby consent to Borrowers’ revision of their method of accounting for certain leases of retail store locations for Storehouse and all historical financial statements and the financial statements for the Fiscal Quarter ending on or about February 27, 2005, solely to account for the Capital Lease Revision, provided that (i) the Capital Lease Revision has no cash effect either historically or for future cash flows and no Material Adverse Effect, (ii) the Capital Lease Revision does not change the timing of payments or amounts paid under related leases and (iii) no Default or Event of Default exists at the time of making, or as a result of, the Capital Lease Revision. Borrowers shall deliver to Agent and Lenders, within sixty (60) days after the date hereof, the revised financial statements identifying the impact of the Capital Lease Revision in comparison to financial statements previously delivered to Agent and Lenders, including the Projections, and identifying the impact on Capital Expenditures for the remaining second, third and fourth Fiscal Quarters of 2005.

The parties hereto agree that, subject to the conditions set forth above, the Loan Agreement is hereby amended as follows:

(a) Effective as of November     , 2002, by deleting Section 9.2.9 of the Loan Agreement and by substituting in lieu thereof the following:

9.2.9. Capital Expenditures: Make Capital Expenditures (including expenditures by way of capitalized leases but excluding (i) the effect of any SunTrust Lease Adjustment and (ii) amounts expensed to repair or restore damaged or destroyed Equipment or Real Estate, to the extent of insurance or condemnation proceeds received for application (and actually applied for such purpose pursuant to Section 7.1.2(ii) hereof)) which in the aggregate, as to all Borrowers and their Subsidiaries, exceed $4,300,000 during Borrowers’ 2002 Fiscal Year, $5,000,000 during Borrowers’ 2003 Fiscal Year, $9,000,000 during Borrowers’ 2004 Fiscal Year, $2,600,000 during Borrowers’ Fiscal Quarter ending on or about February 27, 2005, $3,500,000 during Borrowers’ two Fiscal Quarters ending on or about May 31, 2005, $4,500,000 during Borrowers’ three Fiscal Quarters ending on or about August 31, 2005, $5,600,000 during Borrowers’ 2005 Fiscal Year or $7,000,000 during any Fiscal Year of Borrowers thereafter.

(b) Effective as of November 28, 2004, by deleting Section 9.3.1 of the Loan Agreement and by substituting in lieu thereof the following:

9.3.1 Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio of not less than the ratio shown below for the period corresponding thereto:

Period	Ratio
The 12 Reporting Periods ending on November 28, 2004	0.60 to 1.0

The 12 Reporting Periods ending on or about February 28, 2006 and ending on the last day of each Fiscal Quarter thereafter	1.1 to 1.0

Each Borrower hereby represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this letter agreement, that there will be no cash effect either historically or for future cash flows and no Material Adverse Effect as a result of the Capital Lease Revision and that the Capital Lease Revision will not change the timing of payments or amounts paid under related leases.

For purposes hereof, Agent and Lenders acknowledge that the lower stated earnings in the historical financial statements for the 2002, 2003 and 2004 Fiscal Years of Borrowers arising solely as a result of the Capital Lease Revision shall not be deemed to be a Material Adverse Effect.

Each Borrower hereby: (i) ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents; (ii) acknowledges and stipulates that (a) the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof, (b) all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower) and (c) the security interests and Liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and Liens (except as otherwise specifically provided in the Loan Documents); (iii) represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this letter agreement, that (a) no Default or Event of Default exists on the date hereof, (b) the execution, delivery and performance of this letter agreement have been duly authorized by all requisite corporate action on the part of such Borrower, (c) this letter agreement has been duly executed and delivered by such Borrower and (d) all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof; (iv) agrees that, upon the effectiveness of this letter agreement, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this letter agreement; (v) agrees that this letter agreement shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default; (vi) agrees that this letter agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia; (vii) agrees that this letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; (viii) agrees that, except as otherwise expressly provided in this letter agreement, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect; (ix) agrees that this letter agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect; (x) agrees that this letter agreement may be executed in any number of counterparts and by different parties to this letter agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement; (xi) agrees that any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto; (xii) agrees to take such further actions as Agent and Lenders shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby; and (xiii) agrees that section titles and references used in this letter agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto. To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this letter agreement.

The parties hereto have caused this letter agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

AGENT:

FLEET CAPITAL CORPORATION, as Agent

By:	/s/ Douglas Cowan

Title:	Vice President

LENDERS:

FLEET CAPITAL CORPORATION,

By:	/s/ Douglas Cowan

Title:	/s/ Douglas Cowan

[Signatures continued on following page]

THE CIT GROUP/COMMERCIAL SERVICES, INC.

	By:	/s/ Dan Upchurch

	Title:	Vice President

BORROWER:

ATTEST:	THE ROWE COMPANIES

/S/ Garry W. Angle	By:	/s/ Gerald M. Birnbach
Garry W. Angle, Assistant Secretary [CORPORATE SEAL]		Gerald M. Birnbach, Chairman of the Board and President

ATTEST:	ROWE DIVERSIFIED, INC.

/s/ Debbie Jacks	By:	/s/ Gerald M. Birnbach
Debbie Jacks, Secretary [CORPORATE SEAL]		Gerald M. Birnbach, Chairman of the Board and President

ATTEST:	ROWE FURNITURE WOOD PRODUCTS, INC.

/s/ Garry W. Angle	By:	/s/ Gerald M. Birnbach
Garry W. Angle, Assistant Secretary [CORPORATE SEAL]		Gerald M. Birnbach, Chairman of the Board and President

[Signatures continued on following page]

ATTEST:	ROWE PROPERTIES, INC.

/s/ Garry W. Angle	By:	/s/ Gerald M. Birnbach
Garry W. Angle, Assistant Secretary [CORPORATE SEAL]		Gerald M. Birnbach, Chairman of the Board and President

ATTEST:	STOREHOUSE, INC.

/s/ Garry W. Angle	By:	/s/ Gerald M. Birnbach
Garry W. Angle, Assistant Secretary [CORPORATE SEAL]		Gerald M. Birnbach, Chairman of the Board

ATTEST:	ROWE FURNITURE, INC.

/s/ Garry W. Angle	By:	/s/ Gerald M. Birnbach
Garry W. Angle, Assistant Secretary [CORPORATE SEAL]		Gerald M. Birnbach, Chairman of the Board